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                                                                    EXHIBIT 23.2

                                  BEHRE DOLBEAR
                       BEHRE DOLBEAR & COMPANY (USA), INC.
                   founded 1911 MINERALS INDUSTRY CONSULTANTS

                                  March 9, 2004

Stillwater Mining Company
536 East Pike PO Box 1330
Columbus, MT 59019

Re: Consent for Reference in Form 10-K Filing

Gentlemen:

Behre Dolbear & Company, Inc. herein provides its consent for reference to our company in regards to work performed for Stillwater Mining Company in Stillwater Mining Company's filing of its Form 10K with the U. S. Securities and Exchange Commission. Please contact us if you require further assistance.

Sincerely,
BEHRE DOLBEAR & COMPANY, INC.

/s/ Bernard J. Guarnera

Bernard J. Guarnera
President, Chief Executive Officer and
Chief Operating Officer
BJG/dw

   600 Seventeenth Street Suite 2100 South Tower 303.620.0020 fax 303.620.0024
      DENVER GUADALAJARA LONDON NEW YORK SANTIAGO SYDNEY TORONTO VANCOUVER
                                 www.dolbear.com